                                                                                                    Exhibit 99.2

                                                                THREE MONTHS ENDED
                                                        -------------------------------------
                                                         MARCH 31, 2005       MARCH 31, 2004
                                                        ----------------     ----------------

Reconciliation of Non-GAAP measurement:

Net income                                                  $       29            $   7,512
Income tax provision                                                17                4,643
Interest expense, net                                           14,975                5,620
Depreciation and amortization                                   12,132                4,513
                                                        ----------------     ----------------
Earnings before interest, taxes, depreciation and
     amortization (EBITDA)                                      27,153               22,288
Other Adjustments:
      Purchase accounting adjustment for
        manufacturer's profit in inventory                      16,390                    -
      Reorganization and acquisition-related
        integration costs                                        2,928                    -
       Loss on early extinguishment of debt                      6,046                    -
                                                        ----------------     ----------------
As Adjusted EBITDA                                           $  52,517            $  22,288
                                                        ================     ================